UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 30, 2012

GARB OIL & POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-14859	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

5248 South Pinemont Dr. Suite C-110
Murray, Utah		84123
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 738-1355

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Letter of Intent

On November 30, 2012, Garb Oil and Power Corporation (“Garb”) entered into a letter of intent (the “LOI”) for the purchase of 100% of O’Leary Enterprise Inc. (the “Business”), and building and land (the “Property”) on which the business is operated, owned by Gregory O’Leary and Angela O’Leary.

The LOI specifies that it is a non-binding letter of intent, and not an agreement of sale.  However, it specifies the terms pursuant to which Garb seeks to acquire the Business and the Property from Mr. and Mrs. O’Leary (collectively, the “Sellers”).

Pursuant to the LOI, Garb has proposed to purchase the Business and the Property for an aggregate purchase price of $8,275,000, broken out as follows:$3,750,000 would be for the Property on which the Business is located, and $4,525,000 would be for 100% ownership of the Business.

The offer to purchase the Business and the Property are subject to certain conditions, including but not limited to:

-	The offer is to be considered all or nothing that is, Garb is interested in buying the Property and the Business and will only purchase the Property and Business combined;
-	The offer is subject to due diligence, which Garb estimates will finish by February 15, 2013, with full confirmation of reported events;
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Confirmation by means of Sellers’ representations and Garb’s due diligence investigation that there are no actions, complaints, filings or other legal or non-legal procedures initiated or known to be initiated regarding any dumping, spilling, misuse or improper handling of hazardous materials as the business or on the property;

-	Title reports and surveys being provided to Garb;
-
The offer is also subject to audit of O’Leary Enterprise Inc., for the 2012, 2011, and 2010 financial years and 2013 updated financials, with the understanding that the audit will be carried out by auditors selected and fully paid by Garb, with the offer also being subject to Auditors’ approval of audited entries; and

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Confirmation by means of Sellers’ representations and Garb’s due diligence investigation that all licenses relating to the permissions to trade, if any, are valid in force and up to date and that such licenses are transferrable with the sale of the assets of the business.

The Parties anticipate that the proposed acquisition is to be completed by no later than close of business February 28, 2013.  If, however, both parties do not close a Definitive Agreement of Sale by January 31, 2013, time being of the essence, either Garb or the Sellers will have the right to cancel the LOI and the acquisition will be considered null, void and terminated by both sides.

Garb will provide additional disclosure with respect to any definitive agreement for the purchase of the Business and the Property, including all relevant terms and conditions.

Press Release

On December 10, 2012, Garb issued a press release and update for its shareholders relating to Garb’s anticipated plans and developments for 2013.  A copy of the press release is filed as Exhibit 99.1 hereto.

The information furnished under Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(d)           Exhibits

Exhibit                 Description

99.1                      Press Release dated December 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARB OIL & POWER CORPORATION.
Registrant

Dated: December 12, 2012	By:	/s/ John Rossi
John Rossi, Chief Executive Officer, President, and Director (Principal Executive Officer and Principal Financial Officer)

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